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                                                                    Exhibit 23.1




The Board of Directors
RTI International Metals, Inc.

We consent to incorporation by reference in the Registration Statement on Form S-8 of RTI International Metals, Inc. filed this date, of our report dated January 26, 2001, relating to the financial statements and financial statement schedule, which report appears in the annual report on Form 10-K of RTI International Metals, Inc. for the fiscal year ended December 31, 2000.

                                                 PRICEWATERHOUSECOOPERS LLP

Pittsburgh, Pennsylvania
February 6, 2002